EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use in Amendment No. 1 to the Registration Statement on Form SB-2 of our report included herein dated May 15, 2006 relating to the financial statements of Ding Dong School, Ltd, and Terra Media, Ltd, and to the reference to our firm under the caption  “Experts" in this Registration Statement.

/s/Drakeford & Drakefod, LLC

Date:

December 28, 2006

Drakeford & Drakeford,LLC

Mapleton, Georgia

Certified Public Accountants